CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-196992) of Golar LNG Limited of our report dated April 30, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the restatement of previously issued financial statements described in Note 35, as to which the date is November 10, 2016 relating to the financial statements, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
November 10, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-196992) of Golar LNG Limited of our report dated April 30, 2014 relating to the financial statements of Golar LNG Partners LP, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
November 10, 2016